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                    GLOBAL INTELLICOM, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                     COMPUTATION OF INCOME PER COMMON SHARE
                                   (Unaudited)

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
                                                               Three months ended                       Six months ended
                                                                    June 30,                                June 30,
                                                     -------------------------------------------------------------------------------
                                                           1997               1998                 1997                 1998
                                                     -----------------   ----------------   -------------------   ------------------
  PRIMARY  INCOME (LOSS) PER COMMON SHARE

      Income (Loss) from continuing operations            $   (36,124)           718,950         $  (1,279,842)           1,300,117


      Less: Cumulative undeclared dividend on
           Series 3 Convertible Preferred Stock                 52,500             52,500               105,000             105,000
                                                     =================   ================   ===================   ==================
                                                          $    (88,624)        $  666,450        $   (1,384,842)       $  1,195,117
                                                     =================   ================   ===================   ==================

      Loss from discontinued operations                  $  (2,058,065)                 0        $   (2,464,352)            -45,000
                                                     =================   ================   ===================   ==================

      SHARES:

           Weighted average number of common
                shares outstanding                          7,406,171           7,988,345            7,406,171            7,970,345
                                                     =================   ================   ===================   ==================


      NET INCOME (LOSS) PER COMMON SHARE
           Income (Loss) from continuing operations      $           -               0.09       $         (0.16)               0.16
           Discontinued operations                               (0.28)                 0                 (0.34)              (0.01)
                                                     -----------------   ----------------   -------------------   ------------------
                                                         $       (0.28)      $       0.09       $         (0.50)               0.15
                                                     =================   ================   ===================   ==================


FULLY DILUTED INCOME (LOSS) PER COMMON SHARE

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              Tha accompanying notes are an integral part of these
                  condensed consolidated financial statements.